                                                                    EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

InfoCure Corporation
Atlanta, Georgia

We hereby consent, as independent public accountants, to the inclusion in this Annual Report on Form 10-KSB of our report dated February 19, 1999, on the financial statements of InfoCure Corporation (and to all references to our Firm) and to the incorporation by reference of such report (and all references to our
Firm) in InfoCure Corporation's Registration Statements as follows: Registration Statement on Form S-8 (Registration No. 333-48829) Registration Statement on Form S-3 (Registration No. 333-71109 and Registration Statement on Form S-3
(Registration Statement No. 333-       to be subsequently filed).

BDO SEIDMAN, LLP

Atlanta, Georgia
February 26, 1999